                                          MATTEL, INC. AND SUBSIDIARIES                                 EXHIBIT 11.0
                                                                                                       (Page 1 of 2)
                           COMPUTATION OF INCOME PER COMMON AND COMMON EQUIVALENT SHARE
                           ------------------------------------------------------------
                                     (In thousands, except per share amounts)

                                                                        FOR THE YEAR ENDED (a)(b)(c)
                                                        ------------------------------------------------------------
                                                        Dec. 31,     Dec. 31,     Dec. 31,     Dec. 31,     Dec. 31,
BASIC                                                     1997         1996         1995         1994         1993
-----                                                   ------------------------------------------------------------
Income Before Extraordinary Items and Cumulative
  Effect of Changes in Accounting Principles            $289,794     $372,224     $337,889     $224,670     $ 65,971


Deduct: Dividends on convertible preferred stock         (10,505)      (7,391)      (3,200)      (2,157)           -
        Dividends on convertible preference stock              -            -       (3,342)      (4,689)      (4,894)
                                                        --------     --------     --------     --------     --------
Income Before Extraordinary Items and Cumulative
  Effect of Changes in Accounting Principles for
  Computation of Income Per Share                        279,289      364,833      331,347      217,824       61,077

Extraordinary items                                       (4,610)           -            -            -      (14,681)
Cumulative effect of changes in accounting principles          -            -            -            -       (4,022)
                                                        --------     --------     --------     --------     --------
Net Income Applicable to Common Shares                  $274,679     $364,833     $331,347     $217,824     $ 42,374
                                                        ========     ========     ========     ========     ========

Average Number of Common Shares                          290,450      290,393      293,312      292,526      279,276
                                                        ========     ========     ========     ========     ========

Income Per Share Before Extraordinary Items and
  Cumulative Effect of Changes in Accounting Principles $   0.96     $   1.26     $   1.13     $   0.74     $   0.22
        Extraordinary items                                (0.01)           -            -            -        (0.05)
        Cumulative effect of changes in accounting
          principles                                           -            -            -            -        (0.02)
                                                        --------     --------     --------     --------     --------
Net Income Per Common Share                             $   0.95     $   1.26     $   1.13     $   0.74     $   0.15
                                                        ========     ========     ========     ========     ========

(a)  Consolidated financial information for all periods presented has been restated retroactively for the effects of the March 1997 merger with Tyco, accounted for as a pooling of interests.
(b)  Consolidated financial information for 1993 has been restated retroactively for the effects of the
     November 1993 merger with Fisher-Price, accounted for as a pooling of interests.
(c)  Per share data reflect the retroactive effect of stock splits distributed to shareholders in March 1996, and
     January 1995 and 1994, and the mergers with Tyco and Fisher-Price in 1997 and 1993, respectively.

                                          MATTEL, INC. AND SUBSIDIARIES                                 EXHIBIT 11.0
                                                                                                       (Page 2 of 2)
                           COMPUTATION OF INCOME PER COMMON AND COMMON EQUIVALENT SHARE
                           ------------------------------------------------------------
                                     (In thousands, except per share amounts)

                                                                        FOR THE YEAR ENDED (a)(b)(c)
                                                        ------------------------------------------------------------
                                                        Dec. 31,     Dec. 31,     Dec. 31,     Dec. 31,     Dec. 31,
DILUTED                                                 1997 (d)       1996       1995 (d)     1994 (d)     1993 (d)
-------                                                 ------------------------------------------------------------
Income Before Extraordinary Items and Cumulative
    Effect of Changes in Accounting Principles          $289,794     $372,224     $337,889     $224,670     $ 65,971

Add:    Interest savings, net of tax, applicable to:
        Assumed conversion of 7% convertible
         subordinated notes                                  479          728          692          954          307
        Assumed conversion of 8% convertible debentures        -            -            -          628        5,338
        Assumed exercise of stock subscription warrants        -            -            -            -          637
Deduct: Dividends on convertible preferred stock               -            -            -            -            -
        Impact of required ESOP dividends or
         contributions upon conversion                         -            -            -       (3,598)      (4,894)
                                                        --------     --------     --------     --------     --------
Income Before Extraordinary Items and Cumulative
   Effect of Changes in Accounting Principles for
   Computation of Income Per Share                       290,273      372,952      338,581      222,654       67,359

Extraordinary items                                       (4,610)           -            -            -      (14,681)
Cumulative effect of changes in accounting principles          -            -            -            -       (4,022)
                                                        --------     --------     --------     --------     --------
Net Income Applicable to Common Shares                  $285,663     $372,952     $338,581     $222,654     $ 48,656
                                                        ========     ========     ========     ========     ========

Applicable Shares

Weighted average common shares outstanding               290,450      290,393      293,312      292,526      279,276
Weighted average common equivalent shares arising from:
       Dilutive stock options                              3,975        3,484        3,272        3,090        2,935
       Assumed conversion of convertible preferred stock  10,273        6,867        2,603        1,832            -
       Assumed conversion of convertible preference stock      -            -          739        2,104        2,531
       Assumed conversion of 7% convertible
        subordinated notes                                   589          783          744          699          660
       Assumed conversion of 8% convertible debentures         -            -            -        1,619       11,823
       Stock subscription warrants                           639          927          928        1,023        1,681
       Nonvested stock                                         -          603          507          238            -
                                                        --------     --------     --------     --------     --------
Average number of common and common
  equivalent shares                                      305,926      303,057      302,105      303,131      298,906
                                                        ========     ========     ========     ========     ========

Income Per Share Before Extraordinary Items and
  Cumulative Effect of Changes in Accounting Principles $   0.95     $   1.23     $   1.12     $   0.73     $   0.23
        Extraordinary items                                (0.02)           -            -            -        (0.05)
        Cumulative effect of changes in accounting
          principles                                           -            -            -            -        (0.02)
                                                        --------     --------     --------     --------     --------
Net Income Per Common Share                             $   0.93     $   1.23     $   1.12     $   0.73     $   0.16
                                                        ========     ========     ========     ========     ========

(a)  Consolidated financial information for all periods presented has been restated retroactively for the effects of the March 1997 merger with Tyco, accounted for as a pooling of interests.
(b)  Consolidated financial information for 1993 has been restated retroactively for the effects of the
     November 1993 merger with Fisher-Price, accounted for as a pooling of interests.
(c)  Per share data reflect the retroactive effect of stock splits distributed to shareholders in March 1996, and
     January 1995 and 1994, and the mergers with Tyco and Fisher-Price in 1997 and 1993, respectively.
(d)  This calculation is submitted in accordance with Regulation S-K, Item 601 (b)(11), although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an anti-dilutive result.
